UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): July 18, 2008

NACEL ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

WYOMING	4911	20-4315791
(State or other Jurisdiction of	(Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1128 12th Street, Suite B, Cody, Wyoming		82414

(Name and address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		307-461-4221

SEC File Number: File No. 333-142860

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on June 13, 2008, Nacel Energy Corporation (the “Company”) received a letter from the staff of the Securities and Exchange Commission (“SEC”) notifying the Company that the staff is conducting an inquiry relating to the Company. The letter indicates that the inquiry is non-public and should not be construed as an indication that the SEC or its staff believes that any violation has occurred, nor should the Company consider the letter as an adverse reflection upon any person, entity or security. On June 27, 2008, the Board of Directors authorized an internal inquiry of the matters set forth in the SEC’s letter and directed the Company’s President, Dan Leach, to coordinate the inquiry. The Company retained David Zisser, with the Denver, Colorado law firm of Isaacson Rosenbaum, P.C., to conduct an internal investigation. Mr. Zisser is a well-respected member of the Denver Bar, and a former staff attorney with the SEC Division of Enforcement, with over 30 years experience in securities matters.

On July 14, 2008, Mr. Leach formally requested the resignations of Murray Fleming and Brian Lavery, founders and directors of the Company. Mr. Fleming responded in writing and agreed to resign if certain terms and conditions were met and performed by the Company. Mr. Lavery did not respond.

On July 15, 2008, during the course of the on-going internal investigation by Mr. Zisser, K&L/Gates, personal counsel for Mr. Leach, contacted Mr. Zisser by telephone and raised certain matters. These matters included Mr. Leach’s request for the resignation of Mr. Fleming and Mr. Lavery; the repayment of a line of credit to Mr. Fleming by the Company; a retainer payment made by the Company for Mr. Fleming’s personal SEC counsel arising out of the SEC inquiry; and, allegedly improper comments posted on stock message boards attributed to Mr. Fleming.

Mr. Leach’s counsel indicated to Mr. Zisser that they had reached certain conclusions relating to matters raised by the SEC staff in its inquiry, and objected to payments made and to be made by the Company to Mr. Fleming and on his behalf. It was their opinion that the SEC should be notified immediately by telephone, prior to the completion of the internal investigation. Mr. Zisser declined to participate in the proposed telephone call. Mr. Leach’s counsel also objected to the speed with which the internal investigation was being conducted, which they believed impacted adversely the ability of the Company to file its annual report on Form 10-KSB for the fiscal year ended March 30, 2008.

In light of the position of Mr. Leach’s attorneys expressed to Mr. Zisser in the July 15, 2008 telephone conference with him, and his disagreement with certain of the positions taken and actions proposed by them, Mr. Zisser determined that he could no longer conduct an independent internal investigation. He then tendered his resignation on July 15, 2008.

On July 18, Mr. Leach submitted his resignation as President and Chief Executive Officer to the Company’s Board of Directors. Mr. Leach’s letter of resignation is attached as Exhibit 10.

On July 21, 2008, David Roos, of the law firm Moye White LLC in Denver, Colorado, was retained by the Company’s Board of Directors to complete the independent internal investigation. Mr. Roos is also a former staff attorney with the SEC, with more than 25 years experience in securities matters. The Board of Directors, in consultation with Mr. Roos, adopted a resolution on July 21, 2008 authorizing him to investigate fully the matters raised in the SEC’s request for information and all other matters which, in his discretion, are relevant thereto.

We have provided Mr. Leach with a copy of the disclosures we are making in response to this Item 5.02 on July 21, 2008. We will provide Mr. Leach with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in response to this Item 5.02 and, if not, stating the respects in which he does not agree; and file any letter received by us from Mr. Leach with the Commission as an exhibit by an amendment to the previously filed Form 8-K within two business days after receipt by us.

Exhibits

Exhibit 10 Letter of Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

NACEL ENERGY CORPORATION

By:	/s/ Brian Lavery
Brian Lavery, Director
Date: July 21, 2008